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                                                                     Exhibit 4.9

                          SECURITIES PURCHASE AGREEMENT

     This SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of November 19, 2001 is made by and between Constellation 3D, Inc., a Delaware corporation (the "Company") and Blank Rome Comisky & McCauley LLP (the "Investor").

                                    RECITALS:

     A. The Company and the Investor desire to settle the entire outstanding and unpaid balance due and owing the Investor as of the date of this Agreement in the amount of $500,000 for legal services rendered by the Investor to the Company (the "Fee").

     B. In settlement of the Fee, the Investor desires to receive and the Company desires to deliver, upon the terms and conditions stated in this Agreement a Warrant (in the form of Exhibit A attached hereto) (the "Warrant") to purchase 717,525 shares (such amount has been determined by dividing the Fee by the five day volume weighted average price per share), of the Company's common stock, par value $0.00001 (the "Common Stock").

     In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

                                   ARTICLE I.
                         PURCHASE AND SALE OF SECURITIES

     1.1 Delivery of the WarrantAt Delivery (as defined below), subject to the
         -----------------------
terms of this Agreement and the satisfaction or waiver of the conditions set forth in Article VII, the Company shall issue and deliver to the Investor, and the Investor shall receive from the Company in consideration for the settlement of the Fee (subject to the Company's compliance with the terms hereof), the Warrant to purchase 717,525 shares of the Common Stock (the "Shares").

     1.2 PaymentThe Investor shall consider the Fee paid in full upon delivery
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by the Company to the Investor of the Warrant and compliance by the Company with the terms contained herein (including all terms contained in Article V), and the Company shall deliver the Warrant against written confirmation (the "Confirmation") from the Investor that the Investor shall release the Fee and consider it paid in full upon delivery of the Warrant and compliance with this Agreement by the Company.

     1.3 Delivery DateSubject to the satisfaction or waiver of the conditions
         -------------
set forth in Article VII hereof, the Company shall deliver the Warrant (the "Delivery") no later than five business days after the Registration Statement is declared effective by the SEC (the "Delivery Date"). The Delivery shall take place at the offices of the Investor listed in Section 10.6. On the Delivery Date, after receipt of Confirmation, the Company shall deliver the Warrant to the Investor registered in the name of the Investor. In the event that the Delivery Date has not occurred prior to April 30, 2002 (other than due to the breach by the Investor), the Investor shall have the right to terminate this Agreement and the Fee shall be due and owing.

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                                  ARTICLE II.
                    INVESTOR'S REPRESENTATIONS AND WARRANTIES

     The Investor represents and warrants to the Company that:

     2.1 Investment PurposeThe Investor is purchasing the Warrant and, if
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exercised, the Shares issuable upon exercise of the Warrant (collectively, the
"Securities") for its own account and not with a present view toward the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act of 1933, as amended (the "Securities Act"); provided, however, that by making the representation herein, the Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act; provided, further that the Investor does agree to sell not more than 15,000 Shares during any one trading day.

     2.2 Accredited Investor StatusThe Investor is an "accredited investor" as
         --------------------------
defined in Rule 501(a) of Regulation D and was not formed for the specific purpose of acquiring the Securities.

     2.3 Reliance on Exemptions. The Investor understands that the Securities
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are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

     2.4 Information. The Investor has been furnished with all materials
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relating to the business, finances and operations of the Company, and materials relating to the offer and sale of the Securities, that have been requested by the Investor. The Investor has been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by the Investor modifies, amends or affects the Investor's right to rely on the Company's representations and warranties contained in Article III below. The Investor acknowledges and understands that its investment in the Securities involves a significant degree of risk.

     2.5 Governmental Review. The Investor understands that no United States
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federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or an investment therein.

     2.6 Transfer or Resale.  The Investor understands that:
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        (a) except as provided in Article V, the Securities have not been and are not required to be registered under the Securities Act or any applicable state securities laws and consequently, the Investor may have to bear the risk of owning the Securities for an indefinite period of time because the Securities may not be transferred unless: (i) the resale of the Securities is registered pursuant to an effective registration statement under the Securities Act; (ii) the Investor has delivered to the Company an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (iii) the Securities are sold or transferred pursuant to Rule 144 under the Securities Act; or (iv) the Securities are sold or transferred to an affiliate (as defined in Rule 144) of the Investor pursuant to an exemption from registration under the Securities Act;

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         (b) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder; and

         (c) except as set forth in Article V, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

     2.7 Legends. The Investor understands that until such time as (a) the
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Shares may be sold by the Investor under Rule 144(k) or (b) the resale of the
Shares has been registered under the Securities Act as contemplated by Article V, the certificates representing the Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Shares):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

     The legend set forth above shall be removed and the Company shall issue a certificate without the legend to Investor, in accordance with the terms of
Article V hereof.

                                  ARTICLE III.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents, warrants and covenants to the Investor that:

     3.1 Organization and Qualification. The Company is duly incorporated
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validly existing and in good standing under the laws of the State of Delaware, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and to the Company's knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

     3.2 Authorization; Enforcement. (a) The Company has all requisite corporate
         --------------------------
power and authority to enter into and to perform its obligations under this Agreement and the Warrant, to consummate the transactions contemplated hereby and thereby and to issue the Securities in accordance with the terms hereof and thereof, (b) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including without limitation the issuance of the Securities) have been duly authorized by the Company's Board of Directors, and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, (c) this Agreement has been, and when issued the Warrant shall be, duly executed by the

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Company, and (d) this Agreement constitutes, and when issued the Warrant shall constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

     3.3 Capitalization. The authorized capital stock of the Company consists of
         --------------
100,000,000 shares of Common Stock, of which 50,189,824 shares were issued and outstanding as of November 1, 2001. All of the outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. There are no stockholder agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party.

     3.4 Issuance of SharesThe Warrant and the Shares are duly authorized and,
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upon issuance in accordance with the terms of this Agreement and the Warrant, the Shares will be validly issued, fully paid and nonassessable, free from all taxes, liens, claims, encumbrances and charges with respect to the issue thereof, will not be subject to preemptive rights or other similar rights of shareholders of the Company, and will not impose personal liability on the holders thereof. No further approval or authority of the shareholders or the Board of Directors of the Company is required for the issuance and sale of the Securities to be sold by the Company as contemplated in this Agreement. Subject to the accuracy of the Investor's representations and warranties in Article II of this Agreement, the offer, sale, and issuance of the Securities in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of the laws of any applicable state or United States jurisdiction. The Shares issuable upon exercise of the Warrant have been reserved for issuance pursuant to the Warrant.

     3.5 No Conflicts; No Violation.
         --------------------------
        (a) The execution and delivery of this Agreement, the performance of this Agreement and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Securities), will not (i) conflict with or result in a violation of any provision of its Certificate of Incorporation, as amended, or By-laws, as amended, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license, or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected.

        (b) The Company is not in violation of its Certificate of Incorporation, as amended, or By-laws, as amended, and the Company is not in default (and no event has occurred which with notice or lapse of time or both could put the Company in default) under any agreement, indenture or instrument to which the Company is a party or by which any property or assets of the Company are bound or affected.

        (c) The Company is not conducting its business in violation of any law, ordinance or regulation of any governmental entity.


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        (d) Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws or any listing agreement with any securities exchange or automated quotation system, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to issue and sell the Securities in accordance with the terms hereof. In the case of the issuance and sale of the Securities, all consents authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

     3.6 SEC Documents, Financial Statements. The Company has delivered to the
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Investor or the Investor has had access to, true and complete copies of all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the consolidated financial statements of the Company included in the SEC Documents complied as to form with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim consolidated statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (x) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements,
(y) liabilities of the type not required under generally accepted accounting principles to be reflected in such financial statements, and (z) obligations under contracts and commitments not required under generally accepted accounting principles to be reflected in such financial statements.

     3.7 Absence of Certain Changes. Since September 30, 2001, there has not
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been (a) any material adverse change in or affecting the condition, financial or otherwise, or in the earnings or assets of the Company, whether or not arising in the ordinary course of business, (b) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (c) any loss or damage (whether or not insured) to the physical property or assets of the Company.

     3.8 Absence of Litigation. There is no action, suit, claim, proceeding,
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inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its officers or directors, except as disclosed in the SEC Documents. The Company is not in default with respect to any judgment, order or decree of any court or governmental agency or instrumentality.

     3.9 NASDAQ Compliance. The Company's Common Stock is registered pursuant to
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Section 12(g) of the Exchange Act and is listed on The Nasdaq National Market
("Nasdaq"), and the Company


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has taken no action designed to terminate the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq. The Company is not aware of, and has not received any notice of, any efforts or actions to terminate the registration of the Common Stock under the Exchange Act or delist the Common Stock from Nasdaq. The Company shall use its commercially reasonable efforts to comply with all requirements of the National Association of Securities Dealers, Inc. with respect to the issuance of the Warrant and the Shares and the listing of the Shares on Nasdaq at all times during the period beginning on the date hereof and ending two years from the date of effectiveness of the Registration Statement (as defined in Section 5.1).

     3.10 No Manipulation of Stock The Company has not taken and shall not, in
          ------------------------
violation of applicable law, take any action outside the ordinary course of business that is designed to, or that might reasonably be expected to, cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

     3.11 Transfer TaxesOn the Delivery Date, all stock transfer or other taxes
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(other than income taxes) which are required to be paid in connection with the sale and transfer to the Investor of the Securities will be, or will have been, fully paid or provided for by the Company.

     3.12 No Integrated Offering. All offers and sales of capital stock of the
          ----------------------
Company before Delivery Date were at all relevant times duly registered under or exempt from the registration requirements of the Securities Act and were duly registered or subject to an available exemption from the registration requirements of the applicable state securities or Blue Sky laws. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to the Investor. The issuance of the Securities to the Investor will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of the Securities Act or any applicable rules of Nasdaq.

     3.13 No Brokers. The Company has taken no action which would give rise to
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any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

     3.14 Investment Company Status. The Company is not and on consummation of
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the transaction contemplated hereby the Company will not be an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

     3.15 Offering Materials. Other than the SEC Documents and except as
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provided herein, the Company has not distributed and shall not distribute prior to the Delivery Date any offering material in connection with the offering and sale of the Securities. The Company has not taken in the past nor shall it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Securities, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.

                                  ARTICLE IV.
                                   COVENANTS

     4.1 Best Efforts. The Company shall use all commercially reasonable efforts
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to satisfy in a timely fashion each of the conditions to be satisfied by it under Article VII of this Agreement.


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     4.2 Form D. If necessary the Company shall file on a timely basis a Notice
         ------
of Sale of Securities on Form D with respect to the Securities, as required under Regulation D of the Securities Act, and shall provide a copy thereof to the Investor promptly after such filing.

     4.3 Securities Laws Compliance. From and after the Delivery, the Company
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and the Investor shall each comply with all applicable laws related to any registration statement relating to the sale of the Securities and to the offering and sale of securities and with all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act, the Exchange Act and the rules and regulations promulgated by the SEC).

     4.4 Reporting Status. The Company's Common Stock is registered under
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Section 12 of the Exchange Act. The Company shall file with the SEC a Current
Report on Form 8-K disclosing this Agreement and the transactions contemplated hereby within 10 business days after the date hereof.

     4.5 Financial Information. From and after the Delivery Date, the Company
         ---------------------
agrees to send to the Investor those reports that it generally sends to holders of its Common Stock, until the Investor transfers, assigns or sells all of its Shares.

     4.6 No Integration. The Company shall not make any offers or sales of any
         --------------
security (other than the Securities) under circumstances that would cause the offering of the Securities to be integrated with any other offering of securities by the Company.

     4.7 Short Sales. The Investor covenants that the Investor will not (a) sell
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Common Stock other than what Investor has accumulated under the terms of this
Agreement or such Common Stock as has been accumulated by the Investor in connection with owning the Securities under the terms of this Agreement or pursuant to the exercise of warrants previously granted, or (b) sell any options, warrants (other than warrants previously granted), or other securities or instruments which are convertible into or exercisable for Common Stock or which derive their value from the market price of the Common Stock, or any Common Stock acquired upon conversion or exercise of any such options, warrants (other than warrants previously granted), or other securities or instruments, unless any such action as set forth in (a) and (b) is agreed to by the Company.

                                   ARTICLE V.
                         REGISTRATION OF THE SECURITIES

5.1      Registration ProceduresThe Company shall:
         -----------------------

        (a) Subject to receipt of necessary information from the Investor, prepare and file with the SEC, not later than 30 days after the date hereof, a registration statement on such form as the Company may use to effect the registration of the Shares, subject to the consent of the Investor (the "Registration Statement") to enable the resale of the Shares by the Investor from time to time through the automated quotation system of the Nasdaq Stock Market (or the facilities of any national securities exchange on which the Company's Common Stock is then traded) or in privately-negotiated transactions.

        (b) Use its commercially reasonable efforts, subject to receipt of necessary information from the Investor, to cause the Registration Statement to be declared effective by the SEC as soon as practicable after filing. The Company's commercially reasonable efforts shall include, but not be limited to, promptly responding to all comments received from the staff of the SEC. If the Company receives notification from the SEC that the Registration Statement shall receive no action or review from the SEC, then the Company shall, subject to its rights under Section 5.3 cause the Registration Statement to become effective as soon as practicable days after such SEC notification.

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        (c) Use its commercially reasonable efforts to prepare and file with the
SEC (i) such amendments and supplements to the Registration Statement, (ii) any prospectus used in connection with the Registration Statement and (iii) any documents required by the SEC, the Securities Act and the Exchange Act, each as may be necessary to keep the Registration Statement current and continuously effective as a "shelf" registration statement for a period not exceeding the earliest of (x) the date on which the Investor may sell all Shares then held by the Investor, without registration and without regard to any volume limitations by reason of Rule 144(k) of the Securities Act or (y) such time as all Shares held by the Investor have been sold pursuant to a Registration Statement (the "Registration Period").

        (d) Furnish to the Investor whose Shares are included in a Registration Statement, (i) promptly after each document is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of any Registration Statement filed pursuant to this Agreement and any amendments thereto, each final prospectus and each amendment or supplement thereto; and each letter written by or on behalf of the Company to the SEC and any portions relevant to the Investor contained in any item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any item thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of the Registration Statement and prospectuses in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Investor, provided, however, that the obligation of the Company to deliver copies of prospectuses or preliminary prospectuses to the Investor shall be subject to the receipt by the Company of reasonable assurances from the Investor that the Investor shall comply with the applicable provisions of the Securities Act and of such other securities or Blue Sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses. The Company shall immediately notify by facsimile the Investor whose Shares are included in any Registration Statement of the effectiveness of the Registration Statement and any post-effective amendment.

        (e) Use its commercially reasonable efforts to (i) register and qualify the Shares covered by a Registration Statement under such other securities or Blue Sky laws of such jurisdictions as the Investor who holds (or has the right to hold) Shares being offered reasonably requests, (ii) prepare and file in those jurisdictions any amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain their effectiveness during the Registration Period, (iii) take any other actions necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take any other actions reasonably necessary or advisable to qualify the Shares for sale in such jurisdictions. Notwithstanding the foregoing, the Company is not required, in connection with such obligations, to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 5.1, (B) subject itself to general taxation in any such jurisdiction,
(C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause material expense or burden to the Company, or (E) make any change in its certificate of Incorporation or By-laws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its shareholders.

        (f) During the period when copies of the prospectus are required to be delivered under the Securities Act or the Exchange Act, file all documents required to be filed with the SEC pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations promulgated thereunder.

        (g) Advise the Investor, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it shall promptly use its

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commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

     It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 5.1 that the Investor shall furnish to the Company such information regarding itself, the Shares to be sold by the Investor, and the intended method of disposition of such Shares as shall be required to effect the registration of the Shares.

     5.2 Fee Reinstatement. Should the Company fail to comply with the terms of
         -----------------
Article V, the Investor shall have the right to declare the Fee to again be outstanding, due and owing in the amount of $500,000 and the Securities shall be returned to the Company.

     5.3 Transfer of Shares After Registration; Suspension. The Investor agrees
         -------------------------------------------------
that it shall not effect any disposition of the Shares except as contemplated in the Registration Statement referred to in Section 5.1 or as otherwise permitted by law, and that it shall promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution.

        (a) The Company agrees that any Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) filed by the Company covering the Shares shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Except in the event that subsection (c) below applies, the Company shall as soon as is practicable: (i) notify the Investor and prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to the Investor of the Shares being sold thereunder, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Investor copies of any documents filed pursuant to Section 5.3(b)(i); and (iii) inform the Investor that the Company has complied with its obligations in Section 5.3(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company shall notify the Investor to that effect, shall use its commercially reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and shall promptly notify the Investor pursuant to when the amendment has become effective).

        (b) In the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or a related prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it shall not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it shall not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall deliver a certificate in writing to the Investor (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor shall refrain from selling any Shares pursuant to the Registration Statement (a "Suspension") until the Investor's receipt of copies of a supplemented or amended prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any Suspension, the Company shall use its commercially reasonable efforts to cause the use of the prospectus so suspended to be resumed as soon as practicable, shall prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and shall deliver a number of copies of such supplement or amendment to the Investor as the Investor may reasonably request. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Investor, the Investor shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 5.3(b). Subject to the Company's rights under this Section 5.3(b), the Company shall use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Registration Statement and, if such an order is issued, shall use its commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible time and to notify the Investor that holds the Shares being sold of the issuance of such order and the resolution thereof. If the use of the Registration Statement is suspended by the Company, the Company shall promptly give notice of the suspension to the Investor and shall promptly notify the Investor as soon as the use of the Registration Statement may be resumed.

       (c) Provided that a Suspension is not then in effect, the Investor may sell the Shares (subject to the 15,000 Shares per trading day limitation set forth in Section 2.1 above), under the Registration Statement, provided that it arranges for delivery of a current prospectus to the transferee of such Shares. Upon receipt of a request therefore, the Company has agreed to provide an adequate number of current prospectuses to the Investor and to supply copies to any other parties requiring such prospectuses.

     5.4 Listing. On or before the Registration Statement is first declared
         -------
effective by the SEC, the Company shall use its commercially reasonable efforts to secure the listing of the Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as any Investor owns any of the Shares, shall use its commercially reasonable efforts to maintain such listing of the Shares. The Company shall use its commercially reasonable efforts to obtain and so long as any Investor owns any of the Shares, maintain the listing and trading of its Common Stock on Nasdaq, or the American Stock Exchange or the New York Stock Exchange, and shall use its commercially reasonable efforts to comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers, Inc. and such exchanges, as applicable.

     5.5 Review by the Investor. The Company shall permit the Investor to review
         ----------------------
the Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) for two business days prior to their filing with the SEC, and shall not file any document in a form to which such counsel reasonably objects, unless otherwise required by law in the opinion of the Company's counsel. The sections of any such Registration Statement, including information with respect to the Investor, the Investor's beneficial ownership of the Shares or the Investor's intended method of disposition of the Shares, must conform to the information provided to the Company by the Investor.

     5.6 Expenses. Subject to the limitations contained herein, the Company
         --------
shall pay the following expenses incident to the registration of the Shares under this Article V: (a) registration, filing and NASD fees, all fees and expenses of complying with state securities or Blue Sky laws, (b) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any "cold comfort" letters required by or incident to such performance and compliance, and (c) premiums and other costs of policies of insurance purchased by the Company at its option against liabilities arising out of the public offering of such Shares.

     5.7 Indemnification.
         ---------------

         (a) The Company will indemnify and hold harmless the Investor against any losses, claims, damages, awards, judgments or liabilities, to which such Investor may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or the Prospectus, in the form first filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the "Prospectus"), or any amendment or supplement thereto or any amendment thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Investor for any legal or other expenses reasonably incurred by the Investor in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any such amendment in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for use therein.

         (b) The Investor will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof), arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus or any such amendment in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim), unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (d) If the indemnification provided for in this Section 5.7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof), referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof), in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Investor on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Investor on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The respective relative benefits received by the Company on the one hand and the Investor on the other shall be deemed to be in the same proportion as the amount of the Fee divided by the proceeds received by the Investor from the sale of the Shares bears to the proceeds received by the Investor from the sale of the Shares less the Fee divided by the proceeds received from the amount of Shares sold. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Investor on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Investor agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof), referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The obligations of the Company under this Section 5.7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each partner, officer, employee or agent of the Investor and any other person, if any, who controls the Investor within the meaning of the Securities Act; and the obligations of the Investor under this Section 5.7 shall be in addition to any liability which the Investor may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

          (f) The respective indemnities, agreements, representations, warranties and other statements of the Company and the Investor, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof), made by or on behalf of the Investor or any controlling person of the Investor, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares and shall be in addition to any other rights or remedies of the Investor.

          (g) In no event shall the Investor's liability under this Section 5.7 exceed the lesser of (i) the Fee or (ii) the net proceeds received by the Investor from the sale of the Shares.

     5.8  Information Available. So long as the Registration Statement is
          ---------------------
effective covering the resale of the Shares owned by the Investor, the Company shall furnish to the Investor, upon the reasonable request of the Investor, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and the Company, upon the reasonable request of the Investor, shall meet with the Investor or a representative thereof at the company's headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Shares and shall otherwise cooperate with any Investor conducting an investigation for the purpose of reducing or eliminating the Investor's exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters; provided, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with any Investor until and unless the Investor shall have entered into a confidentiality agreement with the Company in form and substance reasonably satisfactory to the Company with respect thereto.

     5.9  Rule 144 Information. In order to make available to the Investor the
          --------------------
benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit the Investor to sell the Shares to the public without registration, the Company shall use its commercially reasonable efforts to:

          (a) file with the SEC in a timely manner, and make and keep available, all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein limits the Company's obligations under Section 5.5 of this Agreement) and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

          (b) furnish to the Investor, so long as the Investor holds the Shares, promptly upon the Investor's request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents filed by the Company with the SEC and (iii) such other information as may be reasonably requested to permit the Investor to sell such Shares pursuant to Rule 144 without registration.

     5.10 Assignment of Registration Rights. The rights of the Investor
          ---------------------------------
hereunder, including the right to have the Company register the Shares pursuant to this Agreement, shall be automatically assigned by the Investor to transferees or assignees of all or any portion of such Shares, but only if (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the Shares with respect to which such registration rights are being transferred or assigned, (c) after such transfer or assignment, the further disposition of such Shares by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein (including the 15000 Shares per trading day limitation set forth in Section 2.1 above and the items set forth in Section 4.7 above and Section 7.4 below), and (e) the transferee is an "accredited investor" as that term is defined in Rule 501 of Regulation D.

                                  ARTICLE VI.
                 TRANSFER AGENT INSTRUCTIONS; REMOVAL OF LEGENDS

     6.1 Issuance of Shares. Upon exercise of the Warrant, the Company shall
         ------------------
instruct its transfer agent to issue certificates, registered in the name of the Investor or its nominee, for the Shares so exercised. The Company shall not give to its transfer agent any instruction other than as described in this Article VI and stop-transfer instructions to give effect to Section 2.7 hereof (prior to registration of the Shares under the Securities Act). Nothing in this Section shall affect in any way the Investor's obligations and agreement set forth in Sections 2.6 and 2.7 hereof to resell the Shares pursuant to an effective registration statement or in compliance with an exemption from the registration requirement of applicable securities laws.

     6.2 Unrestricted Shares. If, unless otherwise required by applicable state
         -------------------
securities laws, (a) Shares represented by a certificate have been registered under an effective registration statement filed under the Securities Act, (b) a holder of the Securities provides the Company and the Transfer Agent with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the Securities Act and such sale either has occurred or may occur without restriction on the manner of such sale or transfer, (c) such holder provides the Company and the Transfer Agent with reasonable assurances that such Securities can be sold under Rule 144, or (d) such Securities can be sold without restriction as to the number of the Securities sold under Rule 144(k), the Company shall permit the transfer of such Securities, and the Transfer Agent shall issue one or more certificates, free from any restrictive legend, in such name and in such denominations as specified by such holder. In the event that the restrictive legend is removed from any of the certificates for such Shares and thereafter the effectiveness of a registration statement covering such Shares is suspended or terminated or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon a reasonable advance notice to the Investor the Company may require that the restrictive legend be placed on any certificates for such Shares that cannot be sold pursuant to an effective registration statement or under Rule 144, and the Investor shall cooperate in the replacement of such legend. Such legend shall thereafter be removed when such Shares may again be sold pursuant to an effective registration statement or Rule 144.

                                  ARTICLE VII.
                 CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

     The obligation of the Company to deliver the Warrant to the Investor at Delivery is subject to the satisfaction by the Investor, on or before the Delivery Date, of the following conditions. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

     7.1 The Investor shall have delivered the Confirmation to the Company in accordance with Section 1.2.

     7.2 The representations and warranties of the Investor shall be true and correct in all material respects as of the Delivery Date as though made on such date (except for representations and warranties that speak as of a specific date, which representations and warranties must be correct as of such date), and the Investor shall have performed and complied in all material respects with the covenants and conditions required by this Agreement to be performed or complied with by the Investor at or prior to the Delivery.

     7.3 No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

     7.4 The Investor shall confirm that at no time, prior to the date of this Agreement, has the Investor (a) owned or been the beneficial owner of any Shares, securities exercisable into Shares or any derivatives thereof, or made any trades or caused the making of any trades with respect to any Shares or securities exercisable into Shares or any derivatives thereof other than with respect to warrants owned as of the date hereof or (b) changed or attempted to alter or affect the market price of the Company's Common Stock.

                                 ARTICLE VIII.
               CONDITIONS TO THE INVESTOR'S OBLIGATION TO PURCHASE

     The obligation of the Investor hereunder to deliver the Confirmation at the Delivery is subject to the satisfaction, on or before the Delivery Date, of the following conditions. These conditions are for the Investor's benefit and may be waived by the Investor at any time in its sole discretion:

     8.1 The Company shall have delivered to the Investor the Warrant duly executed.

     8.2 The representations and warranties of the Company shall be true and correct as of the Delivery Date as though made on such date (except for representations and warranties that speak as of a specific date, which representations and warranties must be true and correct as of such date) and the Company must have performed and complied in all respects with the covenants and conditions required by this Agreement to be performed or complied with by the Company at or prior to the Delivery.

     8.3 No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits or seeks to prohibit the consummation of any of the transactions contemplated by this Agreement.

     8.4 Trading and listing of the Common Stock on Nasdaq shall not have been suspended or limited by the SEC or Nasdaq.

     8.5 The Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement shall have been issued or proceeding therefore initiated or threatened by the SEC.

                                  ARTICLE IX.
                          GOVERNING LAW; MISCELLANEOUS

     9.1 Governing Law, Jurisdiction. This Agreement shall be governed by and
         ---------------------------
interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the United States federal and state courts located in the State of New York with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby.

     9.2 Counterparts; Signatures by Facsimile. This Agreement may be executed
         -------------------------------------
in two or more counterparts, all of which are considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed pages to be physically delivered to the other parties within five business days of the execution hereof.

     9.3 Headings. The headings of this Agreement are for convenience of
         --------
reference only, are not part of this Agreement and do not affect its interpretation.

     9.4 Severability. If any provision of this Agreement is invalid or
         ------------
unenforceable under any applicable statute or rule of law, then such provision shall be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

     9.5 Entire Agreement: Amendments. This Agreement (including all schedules
         ----------------------------
and exhibits hereto) constitutes the entire agreement among the parties hereto, with respect to the subject matter hereof, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

     9.6 Notices. Any notices required or permitted to be given under the terms
         -------
of this Agreement must be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five (5) days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally, by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications are:

If to the Company:                Constellation 3D, Inc.
                                  805 Third Avenue
                                  New York, New York 10022
                                  Attention:  Craig Weiner, General Counsel
                                  Facsimile:  (212) 983-1108

If to the Investor:               Blank Rome Comisky & McCauley LLP
                                  One Logan Square
                                  Philadelphia, PA 190103
                                  Attention:  Alan L. Zeiger, Esq.
                                  Facsimile:  (215) 569-5555

     Each party shall provide written notice to the other party of any change in its address.

     9.7 Successors and Assigns. This Agreement is binding upon and inures to
         ----------------------
the benefit of the parties and their successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, and the Investor may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company except as provided in Section 5.10 or in the next sentence. Notwithstanding the foregoing, the Investor may assign all or part of its rights and obligations hereunder to any of its "affiliates," as that term is defined under the Securities Act, without the consent of the Company so long as the affiliate is an "accredited investor" (within the meaning of Regulation D under the Securities Act) and agrees in writing to be bound by this Agreement.

     9.8 Third-Party Beneficiaries. This Agreement is intended for the benefit
         -------------------------
of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     9.9 Survival. The representations and warranties of the Company and the
         --------
agreements and covenants set forth herein shall survive the Delivery hereunder and remain in full force and effect regardless of any investigations heretofore or hereafter made by or on behalf of either of the parties hereto for the period time commencing on the date hereof and ending on the third anniversary of the Delivery Date. The Company makes no representations or warranties in any oral or written information provided to Investor, other than the representations and warranties included herein.

     9.10 Further Assurances. Each party shall do and perform, or cause to be
          ------------------
done and performed, all such further acts and things, and shall execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     9.11 No Strict Construction. The language used in this Agreement is deemed
          ----------------------
to be the language chosen by the parties to express their mutual intent, and no rules of strict construction shall be applied against any party.

     9.12 Equitable Relief. Each party acknowledges that a breach by it of its
          ----------------
obligations hereunder will cause irreparable harm to the other parties by vitiating the intent and purposes of the transactions contemplated hereby. Accordingly, each party acknowledges that the remedy at law for a breach of its obligations hereunder will be inadequate and agrees, in the event of a breach, actual or threatened, by such party of the provisions of this Agreement, that the other party shall be entitled, in addition to all other available remedies, to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement the day and year first above written.



CONSTELLATION 3D, INC.



By  /s/ Michael Goldberg
    --------------------
Name: Michael Goldberg
Title:  Director of Legal Affairs


BLANK ROME COMISKY & MCCAULEY LLP, as Investor


By  /s/ Fred Blume
    --------------
Name: Fred Blume
Title:  Co Chairman

                                    Exhibit A

                                     WARRANT
                                     -------

     This Warrant ("Agreement" or "Warrant"), dated as of ______________, is made by and between Constellation 3D, Inc., a Delaware corporation ("Company"), and Blank Rome Comisky & McCauley LLP, a limited liability partnership formed and registered under the laws of the Commonwealth of Pennsylvania ("Grantee").

     WHEREAS, Company and Purchaser have entered into a Securities Purchase Agreement dated November 19, 2001 ("Securities Purchase Agreement") providing for the purchase by Grantee of a warrant to purchase 717,525 shares of Company's common stock, par value $0.001 per share;

     NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

1.   Certain Definitions.
     -------------------

     "Commission" shall mean the U.S. Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

     "Common Stock" shall mean the Common Stock, par value $.001 per share, of the Company, as constituted as of the date of this Agreement.

     "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Securities Act" shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the applicable time.

2. Grant of Warrant. Grantee is hereby granted a warrant (the "Warrant") to
   ----------------
purchase at any time or from time to time, as a whole or in part, Seven Hundred and Seventeen Thousand, Five Hundred and Twenty Five (717,525) shares of Stock ("Warrant Shares") on the terms and conditions set forth in this Agreement.

3. Termination of Warrant. The Warrant shall terminate on the tenth anniversary
   ----------------------
of the date hereof.

4. Purchase Price. The purchase price of the Warrant Shares shall be $0.001 (One
   --------------
Tenth of One Cent) per share ("Purchase Price").

5. Methods of Exercise. Grantee may exercise the Warrant by written notice to
   -------------------
the Company stating (i) that the Warrant is being exercised and (ii) the number of Warrant Shares desired to be purchased, accompanied or followed by cash, wire transfer or check in an amount equal to the aggregate Purchase Price of the Warrant Shares being purchased (i.e., the number of Warrant Shares exercised multiplied by the Purchase Price). The Grantee may also exercise this Warrant pursuant to a "cashless exercise" arrangement, whereby the Company shall issue to the Grantee the number of shares of Common Stock determined as follows:

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

                                X = Y [(A - B)/A]

where:

X = the number of Shares of Common Stock to be issued to the Grantee.

Y = the number of shares of Common Stock with respect to which this Warrant is being exercised.

A = the average of the closing bid and asked prices of the Common Stock for the five trading days immediately prior to (but not including) the date of exercise as set forth in the notice of exercise.

B = the Purchase Price.

     In the event of a discrepancy in the number of shares to be issued pursuant to a "cashless exercise" as determined by Grantee and the Company, Company shall notify Grantee promptly and the two parties shall endeavor in good faith to resolve the discrepancy as soon as is practicable.

     If this Warrant shall have been exercised only in part, at the time of delivery of the share certificate or certificates, the Company shall deliver to Grantee a new Warrant evidencing the rights to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant or, at the election of the Company, an appropriate notation shall be made on this Warrant, which shall then be returned to Grantee

6. Reservation of Shares; Shares to Be Fully Paid and Nonassessable. During the
   ----------------------------------------------------------------
term of this Warrant, the Company will reserve a sufficient number of shares of authorized and unissued Common Stock to provide for the issuance of Common Stock. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than transfer taxes).

7. Transferability. Subject to compliance with applicable federal and state
   ---------------
securities laws, this Stock Warrant Agreement may be transferred by the Grantee with respect to any or all of the Warrant Shares purchasable hereunder. Upon surrender of this Stock Warrant Agreement to the Company, together with the assignment hereof properly endorsed, for transfer of this Stock Warrant Agreement as an entirety by the Grantee, the Company shall issue a new Stock Warrant Agreement of the same denomination to the assignee. Upon surrender of this Stock Warrant Agreement to the Company, together with the assignment hereof properly endorsed, by the Grantee for transfer with respect to a portion of the Warrant Shares purchasable hereunder, the Company shall issue a new Stock Warrant Agreement to the assignee, in such denomination as shall be requested by the Grantee hereof, and shall issue to such Grantee a new Stock Warrant Agreement covering the number of Warrant Shares in respect of which this Stock Warrant Agreement shall not have been transferred.







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

8. Change in Number of Shares of Stock. If and to the extent that the number of
   -----------------------------------
issued shares of Stock shall be increased or reduced by a change in par value, stock split, reclassification, reorganization, merger, distribution of a dividend payable in stock, or the like, the number of shares of Stock subject to warrant and the Purchase Price shall be proportionately adjusted in good faith by the Company's Board of Directors.

9. Rights prior to exercise of warrant. Grantee shall have no rights as a
   -----------------------------------
stockholder with respect to the Warrant Shares until payment of the Purchase Price and delivery to Grantee of such Stock as herein provided.

10. Agreement Binding. This Agreement shall inure to the benefit of and be
    -----------------
binding upon the parties hereto and their respective successors and assigns.

11. Severability. In case one or more provisions of this Agreement shall be
    ------------
found to be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be in any way affected or impaired thereby.

12. Entire Agreement. This Agreement and the Securities Purchase Agreement
    ----------------
contain the entire understanding and agreement between the parties hereto, relating to the subject matter hereof, and cannot be amended, modified or supplemented in any respect, except by subsequent written agreement entered into by both parties.

14. Governing Law. This Agreement shall be construed under and governed by the
    -------------
laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the first date set forth above.

                                     CONSTELLATION 3D, INC.


                                     By:      __________________________
                                              Name:
                                              Title:

                                     BLANK ROME COMISKY & McCAULEY LLP

                                     By:      __________________________
                                              Name:
                                              Title:







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